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                                                                   EXHIBIT 10.13

                                                                  EXECUTION COPY

                               DEED OF TRUST NOTE

$17,000,000                                                        July 31, 1998

     For value received, DANA SUITES/BELL HOSPITALITY, L.L.C., a Delaware limited liability company, having its principal place of business at 2481 Route 9, Fishkill, New York 12524, as successor by consolidation to Dana Suites, L.L.C., a Delaware limited liability company, and Bell Hospitality, L.L.C., a Delaware limited liability company (hereinafter referred to as "Maker"), promises to pay to the order of CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company ("Payee"), having its principal office at 11 Madison Avenue, New York, New York 10010, or at such place as the holder hereof may from time to time designate in writing, the principal sum of SEVENTEEN MILLION and 00/100 DOLLARS ($17,000,000.00) in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (as hereinafter defined), and to be paid in installments as follows:

     A. Prior to the Resizing Date, a payment of interest only computed at the Initial Term Interest Rate (as hereinafter defined) (i) on the date hereof, in the amount of Thirty-Eight Thousand Nine Hundred Fifty-Eight and 33/100 Dollars ($38,958.33) with respect to the interest accrual period from the date hereof to and including August 10, 1998 and (ii) on the eleventh day" of September, 1998 and on the eleventh day of each calendar month thereafter (each a "Payment Date") up to and including the eleventh day of October, 1999, which date is the Resizing Date, in the amount of One Hundred Six Thousand Two Hundred Fifty and 00/100 Dollars ($106,250.00)

     B. On each Payment Date after the Resizing Date, up to and including the Payment Date occurring on November 11, 2024; a monthly payment equal to the level monthly payment of principal and interest resulting from. calculating a twenty-five (25) year amortization schedule using as the principal amount the Resized Loan Amount and as the interest rate, the Resized Interest Rate (the "MONTHLY PAYMENT AMOUNT"); each of such monthly payments under this Paragraph B to be applied (i) to the payment of interest computed at the Resized Interest Rate (as hereinafter defined) and (ii) the balance applied toward the reduction of the principal sum of the Loan;

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and the balance of said principal sum together with all accrued and unpaid interest thereon shall be due and payable on the eleventh day of November 2024 (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated on the basis of the actual number of days elapsed and a three-hundred sixty (360) day year. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the eleventh (11th) day of a given month is not a Business Day (as hereinafter defined), then amounts due on the Payment Date for such month (including payments due on the Maturity Date) shall be due on the next succeeding Business Day. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever. Maker shall, in addition, pay the fees and set-up costs of the Servicer (as defined in the Deed of Trust referred to below), in accordance with Paragraph 62 of the Deed of Trust (as defined below), and the costs and expenses due under the Cash Management Agreement (as defined below).

     1.   As used in this Note:

          (a) The term "ALLOCATED LOAN AMOUNT" shall have the meaning ascribed to such term in the Deed of Trust.

          (b) The term "ANNUAL BUDGET" shall mean an annual budget submitted by Maker to Payee in accordance with the terms of Paragraph 9(b) herein.

          (c) The term "ANTICIPATED REPAYMENT DATE" shall mean October 11, 2009.

          (d) The term "APPLICABLE INTEREST RATE" shall mean from (i) the date of this Note through but not including the Resizing Date, the Initial Term Interest Rate, (ii) from the Resizing Date through but not including the Anticipated Repayment Date, the Resized Interest Rate and (iii) from and after the Anticipated Repayment Date through and including the date this
     Note is paid in full, the Extended Term Rate.

          (e) The term "APPROVED ANNUAL BUDGET" shall mean each Annual Budget approved by Payee in accordance with terms herein.

          (f) The term "ASSIGNMENT OF LEASES" shall mean that certain Assignment of Leases and Rents of even date herewith executed by Maker in favor of Payee.

          (g) The term "BUSINESS DAY" shall mean a day other than a (i) Saturday or Sunday, or (ii) any day on which commercial banks in New York City are not open for general banking business.

          (h) The term "CAPITAL EXPENDITURES" shall mean for any period, the amount expended for items capitalized under generally accepted accounting principles including

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     expenditures for building improvements or major repairs, leasing commissions and tenant improvements, to the extent not funded from a deferred maintenance escrow under a separate agreement.

          (i) The term "CASH EXPENSES" shall mean for any period, the operating expenses for the Trust Property as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Maker, minus payments into the Tax and Insurance Impound Fund, the Debt Service Reserve and the FF&E Escrow Fund (all such funds and reserves as defined in the Deed of Trust).

          (j) The term "CASH MANAGEMENT AGREEMENT" shall mean have the meaning ascribed to such term in the Deed of Trust.

          (k) The term "DEBT" shall mean, collectively, the whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Loan Documents.

          (l) The "DEBT SERVICE COVERAGE RATIO" shall have the meaning ascribed to such term in the Deed of Trust.

          (m) The term "DEED OF TRUST" shall mean that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement of even date herewith in the amount of this Note given by Maker for the use and benefit of Payee covering the fee estate of Maker in certain premises as more particularly described therein.

          (n) The term "DEFAULT RATE" shall mean, a rate per annum which equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Applicable Interest Rate.

          (o) The term "DEFEASANCE OPTION" shall mean the right and option of Maker to release either Individual Trust Property that comprises the Trust Property or the entire Trust Property from the lien of the Deed of Trust in accordance with the provision set forth in Paragraph 57 of the Deed of Trust.

          (p) The term "EXTENDED TERM RATE" shall mean (1) a rate per annum equal to the greater of (i) the Resized Interest Rate plus five (5) percentage points" or (ii) the Treasury Rate plus five (5) percentage points or (2) for so long as the Note is an asset of a trust, partnership, corporation or other entity formed in connection with a Securitization (as defined in the Deed of Trust) pursuant to which securities rated by any Rating Agency (as defined in the Deed of Trust) have been issued, a rate per annum equal to the Resized Interest Rate plus two (2) percentage points.

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          (q) The term "EXCESS CASH FLOW" shall mean, for any period, the sum
     (determined in accordance with generally accepted accounting principles, consistently applied) of (i) Net Operating Income, plus (ii) depreciation and amortization (to the extent deducted in determining Net Operating Income) for such period, plus (iii) disbursements from the Tax and Insurance Impound Fund, the Debt Service Reserve and the FF&E Escrow Fund or any other escrows or reserves approved by Payee or provided for under the Loan Documents, but only to the extent disbursed by Maker and not applied to the payment of, or reimbursement for, taxes, insurance and other amounts for which such reserves were set aside, minus (i) actual payments of the regularly scheduled principal and interest payments (calculated at the Applicable Interest Rate, or at the Default Rate, if applicable) due and payable in accordance with this Note during an applicable period, minus
     (ii) actual Capital Expenditures in excess of payments from the FF&E Escrow Fund and funding of reserves for working capital and Extraordinary Expenses as approved by Payee in its sole discretion, and minus (iii) payments into the Tax and Insurance Impound Fund, the Debt Service Reserve, the Cash Sweep Reserve and the FF&E Escrow Fund and other reserves required under the Loan Documents (to the extent not already deducted in determining Net Operating Income).

          (r) The term "EXTRAORDINARY EXPENSE" shall mean an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget or allotted for in the FF&E Escrow Fund, or any other reserves required under the Loan Documents.

          (s) The term "INDIVIDUAL TRUST PROPERTY" shall have the meaning ascribed to such term in the Deed of Trust.

          (t) The term "INITIAL TERM INTEREST RATE" shall mean a rate of seven and one-half percent (7.50%) per annum until the Resizing Date.

          (u) The term KEY PRINCIPALS shall mean collectively, Michael H. Dubroff and Doug Heltne and their respective heirs, successors and assigns, each individually, a Key Principal.

          (v) The term "LOAN" shall mean that certain loan made by Payee to Maker contemporaneously herewith.

          (w) The term "LOAN DOCUMENTS" shall mean collectively this Note, the Deed of Trust, the Assignment of Leases, the Cash Management Agreement, and any and all other documents securing, evidencing, or guaranteeing all or any portion of the Loan or otherwise executed and/or delivered in connection with this Note and the Loan, including, without limitation, that certain Guaranty Agreement dated of even date herewith made jointly and severally by Michael H. Dubroff, Doug Heltne and Maker.

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          (x) The term "LOCK BOX EVENT" shall mean the earliest to occur of (i)
     the date that is six (6) months prior to the Anticipated Repayment Date;
     (ii) an Event of Default under the Deed of Trust or any of the Loan Documents; (iii) any breach or default under either Management Agreement or either Franchise Agreement (as both are defined in the Deed of Trust) that remains uncured by Maker beyond the applicable grace period, if any and
     (iv) any failure of the Test DSCR to equal or exceed 1.15 to 1.

          (y) The term "MEZZANINE LOAN" shall have the meaning ascribed to such term in Paragraph 7(b)(ii) hereof.

          (z) The term "NET CAPITAL EXPENDITURES" shall mean for any period the amount by which Capital Expenditures during such period exceeds reimbursements for such items during such period from any escrow or reserve fund established pursuant to the Loan Documents.

          (aa) The term "RESIZED INTEREST RATE" shall mean a rate per annum, applicable from and after the Resizing Date, equal to the weighted average, calculated in the reasonable judgment of Payee of the (i) Initial Term Interest Rate (weighted by the ratio of the principal balance of the Loan prior to the Resizing Date to the principal balance of the Loan as of the Resizing Date) and (ii) fixed rate per annum equal to the Treasury Rate plus 200 basis points (weighted by the ratio of the amount, if any, by which the principal balance of the Loan shall be increased as of the Resizing Date to the principal balance of the Loan as of the Resizing
     Date). The Resized Interest Rate shall be calculated on or before the Resizing Date pursuant to Paragraph 7 hereof.

          (bb) The term "RESIZED LOAN AMOUNT" shall have the meaning ascribed to such term in Paragraph 7(a) hereof.

          (cc) The term "RESIZING DATE" shall mean October 11, 1999.

          (dd) The term "SERVICER" shall have the meaning ascribed to such term in the Deed of Trust.

          (ee) The term "TEST DSCR" shall mean the Debt Service Coverage Ratio, calculated by Payee or Servicer on a cash basis no later than sixty (60) days after the end of each calendar quarter, for the twelve (12) month period ending on the date of calculation, calculated utilizing actual Net Operating Income for the entire Trust Property, unless expressly stated to the contrary herein (without taking into account any of the assumptions or adjustments set forth in Paragraph 18(c)(i)(A), (B), (C) and (D) of the

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     Deed of Trust) and using the actual aggregate debt service on the Loan and the Mezzanine Loan, if any, for such twelve (12) month period.

          (ff) The term "TREASURY RATE" shall mean (i) as of the Resizing Date, for purposes of calculating the Resized Interest Rate and the Resized Loan Amount, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%)) of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly as possible to ten (10) years, and (ii) as of the Anticipated, Repayment Date, for purposes of calculating the Extended Term Interest Rate, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%)) of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly' approximating the period from the Anticipated Repayment Date to the Maturity Date, in all cases as determined by Payee on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Payee.

          (gg) The term "TRUST PROPERTY" shall have the meaning ascribed to such term in the Deed of Trust.

          (hh) The term "YIELD MAINTENANCE PREMIUM" shall have the meaning ascribed to such term in the Deed of Trust.

     2. This Note is evidence of the Loan and of the obligation of the Maker to repay the Loan in accordance with the terms hereof. This Note is secured inter alia by (a) the Deed of Trust, (b) the Assignment of Leases, and (c) the other Loan Documents.

     3. If any sum payable under this Note is not paid on or before the date on which it is due, Maker shall pay to Payee upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment. If the day when any payment required under this Note is due is not a Business Day, then payment shall be due on the first Business Day thereafter.

     4. The Debt or any portion thereof, shall without notice become immediately due and payable at the option of Payee if any payment required in this Note is not paid on or before the date on which it is due or upon the happening of any other Event of Default (as defined in the Deed of Trust). In the event that it should become necessary to employ counsel to collect or enforce the Debt or to protect or foreclose the security therefor, Maker also shall pay on demand

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all costs of collection incurred by Payee, including attorneys' fees and costs reasonably incurred for the services of counsel whether or not suit be brought.

     5. Maker does hereby agree that upon the occurrence of an Event of Default (including upon the failure of Maker to pay the Debt in full on the Maturity
Date), Payee shall be entitled to receive and Maker shall pay interest on the entire unpaid principal sum and any other amounts due at the Default Rate, together with the Yield Maintenance Premium (as defined in the Deed of Trust) if any, that would be required under the Defeasance Option, assuming a Defeasance of each Individual Trust Property comprising the Trust Property.

     6. Maker hereby agrees that upon the occurrence of an Event of Default Maker shall pay to Payee on the eleventh day of each month while such Event of Default continues, an aggregate amount equal to the Excess Cash Flow for the prior month, such Excess Cash Flow to be applied by Payee to the payment of the Debt in such order as Payee shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate and Excess Cash Flow shall both be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt. Interest at the Default Rate shall be added to the Debt and shall be secured by the Deed of Trust. This paragraph, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default; the acceptance of any payment of Excess Cash Flow shall not be deemed to cure or constitute a waiver of any Event of Default; and Payee retains its rights under this Note to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default despite any payment of Excess Cash Flow.

     7. (a) Sixty days prior to the Resizing Date, Payee may notify Maker that Maker must provide at Maker's sole cost and expense a new or updated appraisal in form and substance acceptable to Payee and from an appraiser acceptable to Payee, which appraiser used to prepare the appraisals provided in connection with the closing of the Loan, Hospitality Valuation Services International, shall be deemed so approved, dated not more than 45 days before the Resizing Date for each Individual Trust Property. Prior to the Resizing Date, whether or not Payee requires such new appraisal, Payee shall re-underwrite the Loan applying its standard underwriting criteria for loans and properties of the size, type and nature of the Loan and the Trust Property and, no later than 30 days before the Resizing Date, Payee will send Maker a notice (the "RESIZING NOTICE") setting forth the new principal amount of the Loan resulting from such re-underwriting ("RESIZED LOAN AMOUNT"), together with the Resized Interest Rate, the Monthly Payment Amount and the revised Allocated Loan Amount for each Individual Trust Property. The Resized Loan Amount shall be a principal amount that (A) will provide a loan to value percentage of not greater than 80% and (B) will result in a Debt Service Coverage Ratio of at least 1.40 to 1, calculated utilizing (i) Net Operating Income generated by both Individual Trust Properties for the twelve (12) month period ending on the date of calculation and (ii) the greater of the (x) assumed level-

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monthly debt service payments resulting from calculating a twenty-Five (25) year amortization schedule using as the principal amount the Resized Loan Amount and as the interest rate the Treasury Rate plus two hundred (200) basis points or
(y) assumed level-monthly debt service payments using as the principal amount the Resized Loan Amount multiplied by a debt service constant of 10.90%.

          (b) (i) If the Resized Loan Amount calculated in accordance with Paragraph 7(a) above is greater than the original Loan amount, then on the Resizing Date, Payee will fund such excess to Maker as an increase to the principal amount of the Loan. In connection with the foregoing, Payee and Maker will amend the Loan Documents (including this Note) to reflect the Resized Loan Amount, the Resized Interest Rate, the Monthly Payment Amount and the revised Allocated Loan Amount for each Individual Trust Property.

               (ii) If the Resized Loan Amount is less than the original principal amount of the Loan, Payee will propose, in the Resizing Notice, the terms of a mezzanine financing ("MEZZANINE LOAN") that will cover such shortfall. In no event may the projected Debt Service Coverage Ratio through the Anticipated Repayment Date, calculated using the Resized Loan Amount assuming a minimum debt service constant of 10.90%, combined with the actual debt service on the Mezzanine Loan, be less than 1.0 to 1. The Mezzanine Loan shall be structured and priced in a manner consistent with Payee's standard mezzanine financing products, at a commercially reasonable interest rate based on a five (5) year amortization schedule, will mature no later than the Anticipated Repayment Date and may be collateralized by a pledge of the equity interests in Maker or may be convertible into a preferred equity interest in Maker, in each case as more fully set forth in the Resizing Notice. If the Mezzanine Loan is entered into, then on the Resizing Date, Payee and Maker will amend the Cash Management Agreement (or enter into a second Cash Management Agreement in connection with the Mezzanine Loan) to reflect the debt service on the Mezzanine Loan.

          (c) If the Resized Loan Amount is less than the original Loan amount, then within 10 days of receiving Payee's Resizing Notice, Maker shall respond in writing that it will either (i) accept the Mezzanine Loan or accept mezzanine financing from a third-party lender (not affiliated with Payee) which third-party lender shall be approved by Payee in Payee's sole discretion upon terms and conditions and governed by loan documents approved by Payee in Payee's sole discretion which approval shall be further conditioned on such third party lender's entering into an intercreditor agreement with Payee in form and substance to be determined by Payee in Payee's sole discretion (and in either case make any prepayment of the Loan necessary to meet the Debt Service Coverage Ratio test set forth in clause (b)(ii) above or (ii) prepay the Loan to the Resized Loan
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     Amount. Any prepayment made hereunder shall be made no later than the
     Resizing Date, and shall be permitted notwithstanding the limitations set forth in Paragraph 8 below, but shall be made together with the Yield Maintenance Premium, calculated in accordance with Paragraph 57 of the Deed of Trust. Failure of Maker to make any prepayment of the Loan or accept the Mezzanine Loan or enter into any mezzanine financing required hereunder on or before the Resizing Date shall constitute an Event of Default without further notice or demand by Payee and the Loan shall become fully recourse to Maker for the amount of the shortfall described in clause (b)(ii) above, provided that the amount of such Debt which shall be fully recourse to Maker under this clause (c) shall not exceed TWO MILLION FIVE HUNDRED THOUSAND DOLLARS AND 00/100 CENTS ($2,500,000.00). In the event Maker shall accept the Mezzanine Loan, Maker and Payee shall enter into binding documents evidencing and governing the Mezzanine Loan on Payee's standard forms appropriately modified to reflect the specific terms of the Mezzanine Loan, which documents will be effective as of the Resizing Date.

          (d) Effective from and after the Resizing Date, the principal amount of the Loan shall be the Resized Loan Amount and the interest rate shall be the Resized Interest Rate. As of the Resizing Date, the Maker shall obtain, at its sole cost and expense, an endorsement to Payee's mortgagee's title insurance policy confirming that the lien of the Deed of Trust continues to be a first lien on the Trust Property securing the Resized Loan Amount subject to no prior liens or encumbrances other than the Permitted Encumbrances and such other matters as Payee shall reasonably require. If Payee's title insurer and/or Payee reasonably require that any of the Loan Documents be amended upon the Resizing Date, Maker and Payee will, at the expense of Maker, amend the Loan Documents, including, without limitation, Exhibit B of the Deed of Trust to reflect, as is applicable, the Resized Loan Amount, the Resized Interest Rate, the Monthly Payment Amount and the revised Allocated Loan Amount for each Individual Trust Property. In the event the Loan Documents are amended in accordance with this Paragraph 7(d), Maker shall cause to be delivered to Payee an opinion of counsel reasonably acceptable to Payee as to the due authorization and delivery of the documents and instruments amending the Loan and evidencing and governing the Mezzanine Loan and/or the enforceability of such documents and instruments. Maker shall pay all of Payee's cost and expenses incurred in effecting the resizing of the Loan (including, without limitation, reasonable attorneys' fees). Satisfaction of the foregoing requirements shall be a condition precedent to the resizing of the Loan by Payee.

     8. This Note may not be prepaid prior to the Anticipated Repayment Date; provided, however, Maker shall have the right and option to release the Trust Property from the lien of the Deed of Trust in accordance with the terms and provisions of the Defeasance Option. Notwithstanding the foregoing sentence, on the Payment Date that is no more than sixty (60) days prior to the Anticipated Repayment Date (the "OPTIONAL PREPAYMENT DATE") or on any Payment

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Date thereafter, the Maker may, at its option and upon thirty (30) days prior written notice from Maker to Payee, prepay in whole, without any premium or penalty, or in part the outstanding principal balance of this Note and any other amounts outstanding, provided, however, that any partial prepayment shall be in an amount equal to one hundred twenty-five percent (125%) of the Allocated Loan Amount under the Deed of Trust allocated to the Individual Trust Property which is proposed to be released from the lien of the Deed of Trust with respect to such partial prepayment, to be applied toward the reduction of the outstanding principal balance of this Note. Any prepayment prior to the Anticipated Repayment Date on a date other than a Payment Date, shall, in any event, include interest through the following Payment Date. In the event of a full or partial prepayment occurring after the Optional Prepayment Date in accordance with the foregoing provision, Payee may cause the release of one or both of the Individual Trust Properties, as the case may be, from the lien of this Deed of Trust and the other Loan Documents upon the satisfaction of the following conditions:

          (a) all accrued and unpaid interest and all other sums due under the Note and under the other Loan Documents allocated to each Individual Trust Property being released, the fee of the Servicer and any other charges with respect to such prepayment up to the date of such prepayment and release (the "PREPAYMENT RELEASE DATE"), including, without limitation, all costs and expenses incurred by Payee or its agents in connection with such prepayment and release, shall be paid in full on or prior to the Prepayment Release Date; and

          (b) if such prepayment results in the release of only one Individual Trust Property from the lien of the Deed of Trust, the Debt Service Coverage Ratio for the remaining Individual Trust Property (computed as of the immediately preceding Payment Date using the Net Operating Income generated by the remaining Individual Trust Property) shall equal or exceed the greater of (i) 1.45 to 1; (ii) the Debt Service Coverage Ratio for the entire Trust Property on the closing of the Loan and (iii) the Debt Service Coverage Ratio immediately prior to the release of the Individual Trust Property from the lien of the Deed of Trust, and in addition, Maker shall deliver to Payee on or prior to the Prepayment Release Date:

               (i) a certificate of Maker certifying that all of the requirements set forth in this Paragraph 8 have been satisfied;

               (ii) an opinion of counsel for Maker in form and substance and delivered by counsel satisfactory to Payee in its sole discretion stating, among other things, that any REMIC Trust formed pursuant to a Securitization (as defined in the Deed of Trust) will not fail to maintain its status as a "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" within the meaning of Section 860D of the Code as a result of such release;

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               (iii) evidence in writing from the applicable Rating Agencies (as defined in the Deed of Trust) to the effect that the release will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such release for any securities issued in connection with the securitization which are then outstanding; and

               (iv) such other certificates, documents or instruments as Payee may reasonably require.

Upon compliance with the requirements of this paragraph, the applicable Individual Trust Property shall be released from the lien of the Deed of Trust and the other Loan Documents. Maker will, at Maker's expense, execute and deliver any agreements reasonably requested by Payee to release the lien of the Deed of Trust from such applicable Individual Trust Property. If prior to the Anticipated Repayment Date and following the occurrence of any Event of Default, Maker shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale of the Trust Property or either Individual Trust Property, either through foreclosure or the exercise of the other remedies available to Payee under the Deed of Trust, such tender by Maker shall be deemed to be voluntary and Maker shall pay, in addition to the Debt, the Yield Maintenance Premium, if any, that would be required under the Defeasance Option.

     9. (a) Prior to the Resizing Date and thereafter if the resized loan amount calculated using a debt service constant of 11.33% instead of 10.90%, would be less than SEVENTEEN MILLION AND 00/100 DOLLARS ($17,000,000) and, in any event, upon the occurrence of a Lock Box Event and thereafter until the Anticipated Repayment Date, Maker shall cause all Rents to be deposited directly into the Clearing Account required by the Cash Management Agreement in the manner provided therein and all amounts so received shall be allocated on each Payment Date in the following order of priority, in each case to the extent sufficient funds remain therefor:

               (i) First, to the Tax and Insurance Impound Fund in accordance with the terms and conditions of Paragraph 6 of the Deed of Trust;

               (ii) Second, (A) prior to the Resizing Date, to the monthly payment of interest computed at the Initial Term Interest Rate and (B) on or after the Resizing Date, to pay the Monthly Payment Amount;

               (iii) Third, to the Payee for any other amounts due under the Loan Documents;

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                                                                              12


               (iv) Fourth, from and after the Resizing Date, to the FF&E Escrow Fund, in accordance with the terms and conditions of Paragraph 6 of the Deed of Trust;

               (v) Fifth, to the Debt Service Reserve, the amount, if any, required to be deposited therein in accordance with the terms and conditions of Paragraph 6 of the Deed of Trust;

               (vi) Sixth, for monthly Cash Expenses pursuant to the terms and conditions of the related Approved Annual Budget;

               (vii) Seventh, for monthly Net Capital Expenditures, pursuant to the terms and conditions of the related Approved Annual Budget;

               (viii) Eighth, for Extraordinary Expenses approved by Payee, if any; and

               (ix) Lastly, any excess amounts to the Cash Sweep Reserve in accordance with the terms and conditions of Paragraph 6 of the Deed of Trust.

     Nothing in Paragraph 9(a) above shall limit, reduce or otherwise affect Maker's obligations to make payments of the Monthly Payment of monthly payments to the Tax and Insurance Impound Fund, the FF&E Escrow Fund, the Cash Sweep Reserve and the Debt Service Reserve due hereunder and under the other Loan Documents, whether or not Rents are available to make such payments.

          (b) For each fiscal year during the term of the Loan, the Maker shall submit to the Payee for the Payee's written approval an Annual Budget not later than sixty (60) days prior to the commencement of such fiscal year, in form satisfactory to Payee setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for each Individual Trust Property. Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees, and other expenses as the Maker may reasonably determine. Payee shall have the right to approve such Annual Budget which approval shall not be unreasonably withheld, and in the event that Payee objects to the proposed Annual Budget submitted by Maker, Payee shall advise Maker of such objections within fifteen (15) days after receipt thereof (and deliver to Maker a reasonably detailed description of such objections which shall be limited to reasonable adjustments that are necessary to assure the operation and maintenance of the Trust Property in accordance with the Loan Documents) and Maker shall within three (3) days after receipt of notice of any such objections revise such Annual Budget and resubmit the same to Payee. Payee shall advise Maker of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to

     Maker a reasonably detailed description of such objections) and Maker shall revise the same in accordance with the process described in this subparagraph until the Payee approves an Annual Budget, provided, however, that if Payee shall not advise Maker of its objections to any proposed Annual Budget within the applicable time period set forth in this paragraph, then such proposed Annual Budget shall be deemed approved by Payee. Until such time that Payee approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

     10. In the event that the Maker does not pay the Debt in full prior to the Anticipated Repayment Date, the provisions of Paragraph 9(b) as set forth above shall remain in full force and effect, and the following subparagraphs also shall apply.

          (a) From and after the Anticipated Repayment Date, interest shall accrue on the unpaid principal balance from time to time outstanding on this Note at the Extended Term Rate. Interest accrued at the Extended Term Rate and not paid pursuant to this Paragraph 10 shall be deferred and added to the Debt and shall earn interest at the Extended Term Rate to the extent permitted by applicable law (such accrued interest is hereinafter defined as "Accrued Interest"). All of the Debt, including any Accrued Interest, shall be due and payable on the Maturity Date.

          (b) Maker shall cause all Rents to be deposited directly into the Clearing Account required by the Cash Management Agreement in the manner provided therein and all amounts so received shall be allocated on each Payment Date in the following order of priority, in each case to the extent sufficient funds remain therefor:

               (i) First, to the Tax and Insurance Impound Fund in accordance with the terms and conditions of Paragraph 6 of the Deed of Trust;

               (ii) Second, to pay the Monthly Payment Amount;"

               (iii) Third, to the Payee for any other amounts due under the Loan Documents;

               (iv) Fourth, to the FF&E Escrow Fund, in accordance with the terms and conditions of Paragraph 6 of the Deed of Trust;

               (v) Fifth, to the Debt Service Reserve, the amount, if any, required to be deposited therein in accordance with the terms and conditions of Paragraph 6 of the Deed of Trust;

               (vi) Sixth, for monthly Cash Expenses pursuant to the terms and conditions of the related Approved Annual Budget;

               (vii) Seventh, for monthly Net Capital Expenditures, pursuant to the terms and conditions of the related Approved Annual Budget;

               (viii) Eighth, for Extraordinary Expenses approved by Payee, if any;

               (ix) Ninth, to the Payee to be applied against the outstanding principal due under this Note until such principal amount is paid in full;

               (x) Tenth, to the Payee for Accrued Interest, until all such Accrued Interest has been repaid; and

               (xi) Lastly, to pay to the Maker any excess amounts.

          (c) In the event that the Maker must incur an Extraordinary Expense, for purposes of Paragraphs 9 and 10 hereof, then the Maker shall promptly deliver to Payee a reasonably detailed explanation of such proposed Extraordinary Expense for the Payee's approval, which approval may be granted or denied in the Payee's sole discretion.

          (d) Nothing in this Paragraph 10 shall limit, reduce or otherwise affect Maker's obligations to make payments of the Monthly Payment Amount, payments to the Tax and Insurance Impound Fund, the FF&E Escrow Fund, and the Debt Service Reserve due hereunder and under the other Loan Documents, whether or not Rents are available to make such payments.

     11. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph (and the similar paragraph contained in the Deed of Trust) shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee's exercise of the option to accelerate the Maturity Date, or if any prepayment or the exercise of any Defeasance Option by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Payee's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     12. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "PAYEE" and "MAKER" shall include their respective successors, assigns, heirs, executors and administrators. The obligations and liabilities of each of the Key Principals shall be joint and several and if Maker consists of more than one person or party, the obligations and liabilities of each such person or party comprising the Maker shall be joint and several.

     13. Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Loan Documents for the payment of all or any part of the Debt.

     14. Subject to the qualifications below, Payee shall not enforce the liability and obligation of Maker or any of the Key Principals to perform and observe the obligations contained in this Note, the Deed of Trust or the other Loan Documents by any legal, equitable or other action or proceeding wherein a judgment shall be sought against Maker or any of the Key Principals, except that Payee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Payee to enforce and realize upon its interest under this Note, the Deed of Trust and the other Loan Documents, or in the Trust Property or either Individual Trust Property, the Rents, or any other collateral given to Payee pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Maker only to the extent of Maker's interest in the Trust Property or either Individual Trust Property, in the Rents and in any other collateral given to Payee, and Payee, by accepting this Note, the Deed of Trust and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Maker in any such action or proceeding under or by reason of or under or in connection with this Note, the Deed of Trust or the other Loan Documents. The provisions of this paragraph shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents;
(b) impair the right of Payee to name Maker as a party defendant in any action or suit for foreclosure and sale under the Deed of Trust; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of the Payee thereunder; (d) impair the right of Payee to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases executed in connection herewith; or (f) constitute a waiver of the right of Payee to enforce the liability and obligation of Maker against Maker or any of the Key Principals, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Payee (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

               (i) fraud or intentional misrepresentation by Maker or any Key Principal in connection with the Loan;

               (ii) the gross negligence or willful misconduct by Maker or any Key Principal;

               (iii) physical waste of the Trust Property or either Individual Trust Property which materially affects the value thereof;

               (iv) the breach of any representation, warranty, covenant or indemnification provision in that certain Hazardous Substances Indemnity Agreement of even date herewith given by Maker and the Key Principals to Payee or in the Deed of Trust concerning Environmental Laws, Hazardous Substances and Asbestos (as such terms are defined in the Deed of Trust);

               (v) the misappropriation of any personal property from or the removal or disposal of any portion of the Trust Property or either Individual Trust Property or any part thereof;

               (vi) the misapplication or conversion by Maker of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Trust Property, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Trust Property or either Individual Trust Property or a portion thereof, (C) any security deposits or Rents following an Event of Default, or (D) any Rents paid more than one month in advance;

               (vii) failure to pay charges for labor or materials or taxes or other charges that can create liens on any portion of the Trust Property or either Individual Trust Property; and

               (viii) any security deposits collected with respect to the Trust Property or either Individual Trust Property which are not delivered to Payee upon a foreclosure of the Trust Property or either Individual Trust Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases (as defined in the Deed of Trust) prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

     Notwithstanding anything to the contrary in this Note or any of the Loan Documents, (A) Payee shall not be deemed to have waived any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Deed of Trust or to require that all collateral shall continue to secure all of the Debt owing to Payee in accordance with the Loan Documents, and (B) the Debt shall become fully recourse JOINTLY AND SEVERALLY to Maker and each of the Key Principals in the event that: (i) the first full monthly payment of interest under this Note is not paid when due; (ii) Maker fails to maintain its status as a single purpose entity, as required by, and in accordance with the terms and provisions of the Deed of Trust; (iii) Maker fails to obtain Payee's prior written consent to any subordinate financing or other voluntary lien encumbering the Trust Property or either Individual Trust Property; (iv) Maker fails to obtain Payee's prior written consent to any assignment, transfer, or conveyance of the Trust Property' or either Individual Trust Property or any interest therein as required by the Deed of Trust; (v) subject "to the limitation set forth in Section 7(c) hereof with respect to the amount of Debt which shall become recourse in connection with a default under Section 7 hereof, if the Resized Loan Amount calculated in accordance with Section 7(a) hereof is less than the original Loan Amount, Maker fails on or before the Resizing Date to cause the Loan to be prepaid and/or fails to enter into any mezzanine financing, as required by Section 7 hereof or (vi) subject to clauses (X), (Y) and (Z) of this paragraph, following an Event of Default, Maker or any of the Key Principals takes any action, asserts any claim, participates in or is a party to any activity, action or proceeding intended to, or the likely result of which would be to, delay, enjoin, impede, hinder or prevent Payee's exercise of its rights and remedies at law, in equity, under the Deed of Trust or under any of the other Loan Documents, including without limitation (A) the filing, whether by Maker or any of the Key Principals, or the filing by any third party against Maker at the insistence of Maker or any of the Key Principals, of a reorganization, liquidation or other similar bankruptcy proceeding under Title 11 of the United States Code or under any other federal or state debtor relief law (a "BANKRUPTCY CASE") or (B) the institution or filing whether by Maker or any of the Key Principals on behalf of Maker, or the institution or Filing by any third party at the insistence of any of the Key Principals or Maker, of any suit or other proceeding to hinder, enjoin, impede or delay the exercise by Payee of such rights and remedies (a "COMMON LAW ACTION"). For purposes of this paragraph:

          (X) it shall be conclusively deemed that any Bankruptcy Case or Common Law Action was not instituted at the insistence of Maker or any of the Key Principals if such Maker or any of the Key Principals contests the filing of any such proceeding to the extent reasonably requested by Payee;

          (Y) notwithstanding anything contained herein to the contrary, following an Event of Default that relates to or arose from a breach or failure by Maker under this Agreement or any of the other Loan Documents that cannot be cured by the payment of a sum of money, Maker and each Key Principal shall not be liable under this clause (v) by reason of such Maker raising or interposing good faith, legitimate defenses or claims (excluding the filing or commencement of a Bankruptcy Case) that are not expressly prohibited or that have not otherwise been expressly waived pursuant to the Deed of Trust or the other Loan Documents during the exercise by Payee of its rights and remedies at law, in equity, under the Deed of Trust or under any of the other Loan Documents. However, if the court in which such rights and remedies are being adjudicated shall determine that such defenses or claims were groundless, unwarranted, frivolous or were intended primarily to hinder, delay or impede the exercise by Payee of such rights and remedies, then the Maker and each of the Key Principals shall be and remain jointly and severally liable to the full extent set forth in the Deed of Trust and other Loan Documents; and

          (Z) notwithstanding anything contained herein to the contrary, the liability of Maker or each Key Principal under clause (v) above shall cease and terminate if any general partner or managing member of the Maker or any Key Principal shall (1) cause Maker to convey title to the Trust Property or applicable Individual Trust Property to Payee or its designee by deed in form and substance satisfactory to Payee within sixty (60) days after written demand given after the occurrence of an Event of Default by Payee to Maker directing such conveyance or (2) cause Maker to permit Payee to acquire title to the Trust Property or applicable Individual Trust Property through an uncontested judicial foreclosure, if Payee shall so elect in the foregoing notice.

     15. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Deed of Trust and the other Loan Documents and that this Note, the Deed of Trust and the other Loan Documents constitute valid and binding obligations of Maker.

     16. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Deed of Trust directed to the parties at their respective addresses as provided therein.

     17. MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

     18. This Note shall be governed by and construed in accordance with the laws of the State of Arizona and the applicable laws of the United States of America.

Maker has duly executed this Note the day and year first above written.

                                        MAKER:

                                        Dana Suites/Bell Hospitality. L.L.C.
                                        a Delaware limited liability company

                                        By: DSDH, Inc.,
                                            a Delaware corporation
                                            Its managing member


                                        By: /s/ Michael H. Dubroff
                                            ------------------------------------
                                            Michael H. Dubroff
                                            President

Pay to the order of ________________,
without recourse.

Credit Suisse First Boston Mortgage
Capital LLC, a Delaware limited
liability company


By:
    ---------------------------------
Name:
      -------------------------------
Its Authorized Signatory